UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2011

Acadia Healthcare Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35331	45-2492228
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

	830 Crescent Centre Drive, Suite 610 Franklin, Tennessee	37067
	(Address of principal executive offices)	(Zip Code)

(203) 573-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

12.875% Senior Notes Due 2018

On November 1, 2011, Acadia Healthcare Company, Inc., a Delaware corporation (“Acadia”), completed the sale to Jefferies & Company, Inc. (the “Initial Purchaser”) of $150,000,000 in aggregate principal amount of its 12.875% senior notes due 2018 (the “Notes”), and the Initial Purchaser resold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act. The offering of the Notes was part of the financing for the merger combining PHC, Inc., a Massachusetts corporation (“PHC”), with a subsidiary of Acadia (the “Merger”), which was consummated on November 1, 2011. Acadia used the net proceeds from the offering to finance the cash portion of the Merger consideration, to repay certain of PHC’s existing indebtedness, to make a cash payment to Acadia’s existing shareholders and to pay transaction fees and expenses.

Indenture

The Notes were issued pursuant to an indenture, dated as of November 1, 2011 (the “Indenture”), among Acadia, the subsidiary guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee. The Notes mature on November 1, 2018 and bear interest at a rate of 12.875% per annum, payable semi-annually in arrears on November 1st and May 1st of each year, beginning on May 1, 2012. The Notes are Acadia’s senior unsecured obligations and are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors.

Acadia may redeem the Notes at its option, in whole or part, at any time prior to November 1, 2015, at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date and plus an applicable premium. Acadia may redeem the Notes, in whole or in part, on or after November 1, 2015, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. At any time on or before November 1, 2014, Acadia may elect to redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 112.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings.

The Indenture contains covenants that limit Acadia’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) transfer or sell assets; (iv) engage in certain transactions with affiliates; (v) create restrictions on dividends or other payments by the restricted subsidiaries; (vi) merge, consolidate or sell substantially all of Acadia’s assets and (vii) create liens on assets. If on any date following the issue date the Notes are rated investment grade (as more fully described in the Indenture), certain covenants, including with respect to asset sales, restricted payments and indebtedness, will be suspended (for so long as the Notes maintain such rating and no event of default has occurred). The Indenture also provides for customary events of default.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

On November 1, 2011, in connection with the private placement of the Notes, Acadia, the Guarantors and the Initial Purchaser entered into a registration rights agreement (the “Registration Rights Agreement”). The terms of the Registration Rights Agreement require Acadia and the Guarantors to (i) file a registration statement no later than 270 days after the issue date with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act, with terms substantially identical to those of the Notes (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act no later than 360 days after the issue date; and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes. If Acadia and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the annual interest on the Notes will increase by 0.25% per annum and by an additional 0.25% per annum for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per annum.

The foregoing is only a summary of the material terms of the Registration Rights Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.3 and incorporated herein by reference.

Stockholders Agreement

On November 1, 2011, Acadia, certain members of Acadia’s management and Waud Capital Partners, L.L.C. (“Waud Capital Partners”) and certain of its affiliates entered into a stockholders agreement (the “Stockholders Agreement”) in connection with the consummation of the Merger. The Stockholders Agreement contains certain voting agreements in the event the approval of Acadia’s stockholders is required in connection with certain events, including any election or removal of directors; the merger, consolidation, business combination, recapitalization, conversion, sale, lease or exchange of all or substantially all of its property or assets; the authorization or issuance of capital stock or other securities (including the adoption of any equity incentive plan); executive compensation; any stockholder proposal or amendment to or restatement of Acadia’s certificate of incorporation or bylaws. The Stockholders Agreement contains certain transfer restrictions with respect to equity of Acadia held by the stockholders party to the Stockholders Agreement and imposes certain negative and affirmative covenants on Acadia and its subsidiaries. The Stockholders Agreement also grants certain board nomination, information and consent rights to Waud Capital Partners.

The foregoing is only a summary of the material terms of the Stockholders Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Stockholders Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.4 and incorporated herein by reference.

Second Amendment to Credit Facility

In connection with the merger, Acadia entered into a second amendment to its senior secured credit facility (the “Senior Credit Facility”), dated July 12, 2011 (the “Second Amendment”), which became effective in connection with the consummation of the Merger. The Second Amendment permits Acadia to consummate the Merger, make a cash payment of up to $90.0 million to its existing stockholders and enter into related transactions, including the incurrence of indebtedness pursuant to the Notes, subject to satisfaction of certain conditions regarding the indebtedness. The Second Amendment provides for a change in the interest rate applicable to borrowings under the Senior Credit Facility as follows: (i) if consolidated leverage ratio is less than 2.75x, LIBOR + 3.50%; (ii) if consolidated leverage ratio is equal to or greater than 2.75x but less than 3.25x, LIBOR + 3.75%; (iii) if consolidated leverage ratio is equal to or greater than 3.25x but less than 3.75x, LIBOR + 4.00%; (iv) if consolidated leverage ratio is equal to or greater than 3.75x but less than 5.0x, LIBOR + 4.25%; and (v) if consolidated leverage ratio is equal to or greater than 5.0x, LIBOR + 4.50%.

The unused commitment fee was also amended as follows: (i) if consolidated leverage ratio is less than 2.75x, .45%; (ii) if consolidated leverage ratio is equal to or greater than 2.75x but less than 3.25x, .50%; (iii) if consolidated leverage ratio is equal to or greater than 3.25x but less than 3.75x, .50%; (iv) if consolidated leverage ratio is equal to or greater than 3.75x but less than 5.0x, .55%; and (v) if consolidated leverage ratio is equal to or greater than 5.0x, .55%. The Second Amendment also amended the financial covenants as follows:

•	the fixed charge coverage ratio may not be less than 1.20: 1.00 as of the end of any fiscal quarter;

•	the consolidated leverage ratio may not be greater than the amount set forth below as of the date opposite such ratio:

Fiscal Quarter Ending	Maximum Consolidated Leverage Ratio

June 30, 2011	4.25:1.0
September 30, 2011	6.25:1.0
December 31, 2011	6.00:1.0
March 31, 2012	6.00:1.0
June 30, 2012	6.00:1.0
September 30, 2012	6.00:1.0
December 31, 2012	5.50:1.0
March 31, 2013	5.50:1.0
June 30, 2013	5.50:1.0
September 30, 2013	5.50:1.0
December 31, 2013	4.75:1.0
March 31, 2014	4.75:1.0
June 30, 2014	4.75:1.0
September 30, 2014	4.75:1.0
December 31, 2014 and each fiscal quarter ending thereafter	4.00:1.0

•	The senior secured leverage ratio may not be greater than the amount set forth below as of the date opposite such ratio:

Fiscal Quarter Ending	Maximum Consolidated Senior Secured Leverage Ratio

September 30, 2011	3.50:1.0
December 31, 2011	3.00:1.0
March 31, 2012	3.00:1.0
June 30, 2012	3.00:1.0
September 30, 2012	3.00:1.0
December 31, 2012 and each fiscal quarter ending thereafter	2.50:1.0

The foregoing is only a summary of the material terms of the Second Amendment and does not purport to be complete, and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Upon completion of the Merger, Acadia, terminated its Professional Services Agreement, dated April 1, 2011, with Waud Capital Partners. In connection with terminating this agreement, Acadia paid $20,559,000 in aggregate transaction and termination fees to Waud Capital Partners.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 1, 2011, Acadia completed its acquisition of PHC. Pursuant to the Agreement and Plan of Merger, dated as of May 23, 2011 (as amended, the “Merger Agreement”), among Acadia, PHC and Acadia Merger Sub, LLC, a Delaware limited liability and wholly-owned subsidiary of Acadia (“Merger Sub”), PHC merged with and into Merger Sub, with Merger Sub continuing as the surviving company.

Under the terms of the Merger Agreement, each share of PHC’s Class A Common Stock issued and outstanding immediately prior to the effective time of the Merger (subject to certain exceptions) was converted into the right to receive one-quarter (1/4) of one share of Acadia’s common stock. Each share of PHC’s Class B Common Stock issued and outstanding immediately prior to the effective time of the Merger (subject to certain exceptions) was converted into the right to receive one-quarter (1/4) of one share of Acadia’s common stock and cash consideration. The aggregate cash consideration for all holders of PHC’s Class Common Stock is $5.0 million. Acadia assumed all of PHC’s outstanding stock options and warrants to purchase PHC’s common stock in connection with the Merger. Acadia issued approximately 5.2 million shares of Acadia common stock to former PHC stockholders, giving them an ownership of approximately 23.1% of the outstanding Acadia common stock.

The joint proxy statement/prospectus mailed to the security holders of PHC, forming a part of Acadia’s Registration Statement on Form S-4 (Registration Number 333-175523) filed with the Securities and Exchange Commission on July 13, 2011, as amended (the “Registration Statement”), provides certain information about the Merger, Acadia, Merger Sub and PHC.

The press release dated November 1, 2011 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 and Item 5.03 is hereby incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Mr. Bruce Shear and Mr. William Grieco were elected to the Acadia board of directors effective as of November 1, 2011 pursuant to the term of the Stockholders Agreement, which required that Mr. Shear and a director designated by Mr. Shear be named to the Acadia board of directors immediately prior to the effective time of the Merger. Mr. Shear designated Mr. Grieco to serve on the Acadia board of directors in accordance with the Stockholders Agreement. Mr. Grieco is also a member, and the chairperson, of Acadia’s audit committee.

On May 23, 2011, Acadia entered into an employment agreement with Mr. Shear which became effective upon the consummation of the Merger on November 1, 2011. Under the terms of his employment agreement, Mr. Shear shall receive at least $350,000 per annum, subject to annual salary increases by the Acadia board of directors. In addition to base salary, Mr. Shear is eligible to participate in all of Acadia’s bonus programs for which senior executive officers are eligible. Mr. Shear is also permitted, under the terms of his employment agreement, to use the automobile leased by Acadia for him until the scheduled expiration of the lease and Acadia shall continue to make all lease payments until the expiration of the lease.

As a non-employee director, Mr. Grieco will receive the same compensation paid to all non-employee directors of Acadia.

(e) On October 28, 2011, the Acadia board of directors adopted a form of indemnification agreement for persons not affiliated with Waud Capital Partners and a form of indemnification agreement for persons affiliated with Waud Capital Partners. Such forms are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference. The following summary of the forms of indemnification agreements does not purport to be complete and is subject to and qualified in its entirety by reference to Exhibits 10.2 and 10.3.

The indemnification agreements provide, to the fullest extent permitted under law, indemnification against all expenses (as defined in the indemnification agreements), judgments, penalties, fines and amounts paid in settlement relating to, arising out of or resulting from indemnitee’s status as a director, officer, employee, agent or fiduciary of Acadia or any direct or indirect subsidiary of Acadia or any other entity when serving in such capacity at Acadia’s express written request. In addition, the indemnification agreements provide that Acadia will pay in advance of a final disposition of a claim related expenses as and when incurred by the indemnitee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 28, 2011, Acadia filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Upon the closing of the Merger, Acadia adopted the Amended and Restated Bylaws, which were duly approved and adopted by Acadia’s board of directors on October 28, 2011.

The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

To the extent required, Acadia will file by amendment to this Current Report on Form 8-K the historical financial information provided by this Item 9.01(a) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

To the extent required, Acadia will file by amendment to this Current Report on Form 8-K the pro forma financial information provided by this Item 9.01(b) within 71 calendar days of the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation, as filed on October 28, 2011 with the Secretary of State of the State of Delaware

3.2	Amended and Restated Bylaws of Acadia Healthcare Company, Inc.

4.1	Indenture, dated November 1, 2011, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and U.S. Bank National Association

4.2	Form of 12.875% Senior Note due 2018 (filed as Exhibit A1 to Exhibit 4.1)

4.3	Registration Rights Agreement, dated November 1, 2011, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and Jefferies & Company, Inc.

4.4	Stockholders Agreement, dated November 1, 2011, by and among Acadia Healthcare Company, Inc. and certain stockholders party thereto

10.1	Second Amendment, dated July 6, 2011, by and among Acadia Healthcare Company, Inc., the guarantors party thereto, the lenders identified on the signature pages thereto and Bank of America, N.A.

10.2	Form of Indemnification Agreement (for directors and officers affiliated with Waud Capital Partners)

10.3	Form of Indemnification Agreement (for directors and officers not affiliated with Waud Capital Partners)

99.1	Press Release dated November 1, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acadia Healthcare Company, Inc.
(Registrant)

By:	/s/ CHRISTOPHER L. HOWARD
Name:	Christopher L. Howard
Title:	Executive Vice President, General Counsel and Secretary

Date: November 1, 2011

Exhibit Index

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation, as filed on October 28, 2011 with the Secretary of State of the State of Delaware

3.2	Amended and Restated Bylaws of Acadia Healthcare Company, Inc.

4.1	Indenture, dated November 1, 2011, by and among Acadia Healthcare Company, Inc., the “Guarantors” party thereto and U.S. Bank National Association

4.2	Form of 12.875% Senior Note due 2018 (filed as Exhibit A1 to Exhibit 4.1)

4.3	Registration Rights Agreement, dated November 1, 2011, by and among Acadia Healthcare Company, Inc., the guarantors party thereto and Jefferies & Company, Inc.

4.4	Stockholders Agreement, dated November 1, 2011, by and among Acadia Healthcare Company, Inc. and certain stockholders party thereto.

10.1	Second Amendment, dated July 6, 2011, by and among Acadia Healthcare Company, Inc., the guarantors party thereto, the lenders identified on the signature pages thereto and Bank of America, N.A.

10.2	Form of Indemnification Agreement (for directors and officers affiliated with Waud Capital Partners)

10.3	Form of Indemnification Agreement (for directors and officers not affiliated with Waud Capital Partners)

99.1	Press Release dated November 1, 2011.